UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on February 21, 2012, ZaZa Energy Corporation (“our” or the “Company”) issued and sold Senior Secured Notes due 2017 (the “Senior Secured Notes”) in the aggregate principal amount of $100,000,000 and warrants to purchase shares of the Company’s common stock pursuant to a securities purchase agreement (as amended, the “Senior Secured Notes Purchase Agreement”) with MSDC ZEC Investments, LLC (“MSDC”), Senator Sidecar Master Fund LP (“Senator”), O-CAP Offshore Master Fund, L.P. (“O-CAP Master Fund”), O-CAP Partners, L.P. (“O-CAP Partners”), Capital Ventures International (“Capital Ventures”), Talara Master Fund, LTD. (“Talara”), Blackwell Partners, LLC (“Blackwell”), Permal Talara LTD. (“Permal Talara”) and Winmill Investments LLC ( “Winmill,” and, collectively with MSDC, Senator, O-CAP Master Fund, O-CAP Partners and Capital Ventures, the “Purchasers”).

Pursuant to Amendment No. 8 to the Senior Secured Notes Purchase Agreement (“Amendment No. 8”), the Company had agreed with the Purchasers to prepay, on May 29, 2015, the approximately $13.9 million in aggregate principal amount outstanding under the Senior Secured Notes, plus accrued and unpaid interest and a cash amendment fee in an amount equal to 3% of the aggregate outstanding principal amount (the “Senior Secured Notes Prepayment”).

On May 29, 2015, the Company completed execution of a consent (the “May 2015 Consent”) with the Purchasers to extend the date of the Senior Secured Notes Prepayment from May 29, 2015 to June 30, 2015.  As consideration for the extension, the Company has agreed to pay the Purchasers a cash consent fee equal to an additional 3% of the aggregate outstanding principal amount of the Senior Secured Notes.

The foregoing description of the May 2015 Consent does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the May 2015 Consent attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information provided in Item 1.01 of this Current Report is incorporated into this Item 2.04 by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	May 2015 Consent to Extension of Prepayment Date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2015

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	May 2015 Consent to Extension of Prepayment Date